EXHIBIT 10.11


                           PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of the 30th day of March 2005, by and between James Timothy Roche ("Seller")," and Petrogen, Inc. ("Buyer').

                                   WITNESSETH

WHEREAS, Seller owns one-hundred percent (100%) of the pipeline, facilities, equipment and contracts described on Exhibit "A" (collectively, the "Pipeline"); and

WHEREAS, Seller has agreed to sell and Buyer has agreed to purchase all of Seller's right, title and interest in the Pipeline.

NOW THEREFORE, in consideration of the premises and the mutual covenants and benefits to be derived from this Agreement, Seller and Buyer hereby agree as follows:

                             ARTICLE 1 - TRANSACTION

Seller shall sell, transfer and assign to Buyer one hundred percent (100%) of its right, title and interest in the Pipeline (as well as all of the documents available to Seller that pertain to the construction and operation of the Pipeline, including any as built drawings, hydrostatic test reports and welding certifications and including any agreements or records for the ownership, operation and maintenance of the Pipeline or pipeline: interconnects) by the delivery to. Buyer, of the executed Pipeline-Bill of Sale and Right-of-Way Assignment ("Assignment") attached hereto as Exhibit 'B."

In consideration for the Assignment, Buyer shall

     i) Within ten business days of closing, deliver one hundred and seventy five thousand (175,000) common share shares of Petrogen Corp, to Seller, such shares to be restricted as provided in Exhibit "C" attached hereto.

     ii) For the account of Seller, pay George Bishop ten cents (10(cent)) for each thousand cubic .feet (mcf) of gas produced by Buyer from Buyer's Hawes Field, not to exceed a total of fifty thousand dollars ($50,000.00).

     iii) Until such time as the amount paid George Bishop by Buyer for the account of Seller totals fifty thousand dollars ($50,000.00), pay Seller six cents (6(cent)) for each thousand cubic feet (mcf) of gas produced by Buyer from Buyer's Hawes Field. For production after the amount paid George Bishop by Buyer for the account of Seller totals fifty thousand dollars ($50,000.00), pay Seller twelve cents (12(cent)) for each thousand cubic feet (mcf) of gas produced by Buyer from Buyer's Hawes Field to a total amount of four billion cubic feet
          (bcf) of gas produced from the field.


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                     ARTICLE 2 - CLOSING AND EFFECTIVE DATE


Title to the Pipeline shall transfer and the Dosing of the transactions contemplated hereby (the "Closing,,) shall take place at the same time as execution of this Agreement. All Closing transactions shall be deemed to have occurred simultaneously.

The date of Closing shall be the effective date (the "Effective Date") of this transaction

                              ARTICLE 3 - DOCUMENTS

Upon execution of this Agreement, Seller will provide to Buyer all of documents that pertain to the construction and operation of the Pipeline, including any "as-build' drawings, hydrostatic test reports and welding certifications, and including any agreements or records for the operation and. maintenance of the. Pipeline or pipeline interconnects.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

To Seller's knowledge, there are no required consents to assign or preferential rights affecting the Pipeline or this transaction.

Buyer represents that it has inspected the Pipeline and acknowledges that it is familiar with tile. condition aced the. fitness of the Pipeline.

IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE PIPELINE IS BEING TRANSFERRED ON AN "AS IS, WHERE IS" BASIS WITH ALL. FAULTS AND DEFECTS AND THAT SELLER MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE PRESENT CONDITION OR SAFETY OF THE PIPELINE, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

Seller warrants that it has good, clear and unencumbered title to one hundred percent (100%) of the Pipeline.

                               ARTICLE 5 - RELEASE


BUYER EXPRESSLY AGREES TO PAY, PERFORM, FULFILL AND DISCHARGE ALL CLAIMS, COSTS, EXPENSES, LIABILITIES AND OBLIGATIONS RELATING TO OWNING, OPERATING AND MAINTAINING THE PIPELINE (`CLAIMS"), INSOFAR AND ONLY INSOFAR AS SUCH CLAIMS ACCRUED OR AROSE ON AND AFTER THE EFFECTIVE DATE.

SELLER EXPRESSLY AGREES TO RETAIN, PAY, PERFORM, FULFILL AND DISCHARGE ALL CLAIMS, INSOFAR AND ONLY INSOFAR AS SUCH CLAIMS ACCRUED OR AROSE PRIOR TO THE EFFECTIVE DATE.


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                             ARTICLE 6 - INDEMNITIES


INDEMNITIES BY SELLER - Seller will protect, defend, indemnity and hold Buyer, its subsidiaries and affiliated companies, free and harmless from and against any and all losses, deaths, Injuries, claims, liens, demands, and causes of action of every kind and character, including the amounts of judgments, penalties, interest, court costs, investigation expenses and costs, and reasonable legal fees incurred by Buyer in defense of same arising in favor of any government agencies, third parties, contractors or subcontractors, on account of claims, liens, debts, personal injuries, death or damage to property arising out of or resulting from acts or omissions occurring before Closing, but excluding any and all costs associated with the physical abandonment of the Pipeline.

INDEMNITIES BY BUYER - Buyer will protect, defend, indemnify and hold Seller, its subsidiaries and affiliated companies, free and harmless from and against any and all losses, deaths, injuries, claims, liens, demands, and causes of action of every kind and character, including the amounts of judgments, penalties, interest, court costs, investigation expenses and costs, and reasonable legal fees incurred by Seller In defense of same arising in favor of any government agencies, third parties, contractors or subcontractors, on account of claims, liens, debts, personal injuries, death or damage to property arising out of or resulting -from acts or omissions occurring on or after Closing.

DEFENSE OF CLAIMS - The party entitled to indemnification pursuant to this Article (the "Indemnified Party") shall notify the other party .("the Indemnifying Party") in writing of the nature of any claim by a third party for which indemnification is sought under this Agreement promptly after the assertion thereof. The Indemnifying Party shall be entitled to participate at its own expense in the defense, or if the Indemnifying Party so elects with a -reasonable tine after receipt of such -notice, to assume the defense of any suit brought to enforce such claim. In the event of any suit, the Indemnified Party and Indemnifying Party shall cooperate with each other in connection with the defense thereof.

                                ARTICLE 7 - TAXES


Any taxes assessed for periods ending prior to Closing shall be borne solely by Seller. Any taxes assessed for all periods on or after Closing shall be borne by Buyer, its successors and assigns. All sales, use and other transfer taxes or fees associated with the sale, assignment, transfer of possession or delivery of the Pipeline, or any agreement, instrument or certificate associated therewith, shall be paid by Buyer.


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                            ARTICLE 8 - MISCELLANEOUS


This Agreement, together with the Assignment, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes al! prior agreements and understandings, both written and oral.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

From time-to-time following the Closing, at the request of either party and without further consideration, the other party shall execute and deliver to such requesting party such instruments and documents and take such action (but without incurring any material financial obligation) as requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, in multiple originals, on the date first set forth above

                                         SELLER

                                         JAMES TIMOTHY ROCHE

WITNESSES:

/s/                                      By: /s/ JAMES T. ROCHE

/s/

                                         BUYER

                                         PETROGEN INC.

______________________                   By: /s/ ______________________________

______________________                   Title: C.E.O.
                                                _______________________________


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                                   EXHIBIT "C"

             RESTRICTED SECURITIES AND DISPOSITION UNDER "RULE 144"


2.1 NO REGISTRATION The Subscriber acknowledges and understands that neither the sale of the nits which the Subscriber is acquiring nor any of the Units themselves have been registered under the United States Securities Act of 1933, as amended (the VS. Act") or any state securities laws, and, furthermore, that the Securities must b(R) held indefinitely unless subsequently registered under the U.S, Act or an exemption from such registration is available.

2.2 LENDING OF THE SECURITIES. The Subscriber also acknowledges and understands t e certificates representing the Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

     'The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not tie offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the Company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions.(degree).

         The Subscriber hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described hereinabove,


2.3 DISPOSITION UNDER RULE 144. The Subscriber also acknowledges and understands that:

     (a) the Securities are restricted securities within the meaning of Rule 144 promulgated under the U.S. Act;

     (b) the exemption from registration under Rule 144 will not be available in any event for at least one year from rte date of purchase and payment of the Units by the Subscriber, and even then will not be available unless (i a public trading market then exists for the common stock of the Company, (ii) adequate information


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          concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

     (c) any sale of the Securities may be made by the Subscriber only in limited amounts in accordance with such terms and conditions.

2.4 FURTHER RESTRICTIONS ON DISPOSITIONThe Subscriber further acknowledges an un erstands that, ' out in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Subscriber agrees that the Subscriber shall in no event make any disposition of ail or any portion of the Securities which the Subscriber is acquiring hereunder unless and until:


     (a) there Is then in effect a "Registration Statement' under the U.S. Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

     (b)(i) the Subscriber shall have notified the Company of the proposed disposition and shell have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition,
          (iii) the Subscriber shall have furnished the Company with an opinion of the Subscriber's own counsel to the effect that such disposition will not require registration of any such Securities under the U.S. Act and (iii) such opinion of the Subscriber's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Subscriber of such concurrence.


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